Exhibit 23.4

CONSENT OF FINANCIAL ADVISOR

The undersigned hereby consents to the reference to Burke Capital Group, L.L.C. and its opinion dated March 1, 2007 in the First Amendment to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by Buckhead Community Bancorp, Inc. The undersigned also consents to the delivery of a copy of such opinion to shareholders of Allied Bancshares, Inc. and to applicable regulatory authorities.

September 13, 2007

/s/ Burke Capital Group, LLC